UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2011

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Long-Term Incentives.

On March 17, 2011, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Aon Corporation (“Aon”) approved performance-based long-term incentive awards to certain of Aon’s executive officers who will be named in the Summary Compensation Table for Fiscal Years 2010, 2009 and 2008 of Aon’s Proxy Statement for the 2011 Annual Meeting of Stockholders (the “Named Executive Officers”).  The awards for the Named Executive Officers and other eligible recipients were granted pursuant to the Leadership Performance Program (the “LPP”) and the Aon Hewitt Performance Program (the “AHPP”), which were approved and adopted by the Committee on March 17, 2011 as sub-plans of the Aon Stock Incentive Plan, as amended and restated.  The LPP and AHPP form part of Aon’s broad-based stock award strategy that is intended to drive the overall success of Aon while encouraging employee retention.

Each LPP award represents performance share units that will be earned and settled in Aon common stock based upon Aon’s performance relative to a cumulative adjusted earnings per share target over the period beginning January 1, 2011 and ending December 31, 2013 (the “LPP Performance Period”).

Each AHPP award represents performance share units that will be earned and settled in Aon common stock based upon Aon Hewitt’s performance relative to a cumulative adjusted segment pretax income target over the period beginning January 1, 2011 and ending December 31, 2013 (the “AHPP Performance Period”).

Under each of the LPP and the AHPP, the total performance score can range from a minimum of 0% to a maximum of 200% of target.  In addition, under each of the LPP and the AHPP, the Committee has the discretion to adjust Aon’s performance results or the target to take into account extraordinary or unusual items occurring during the respective performance period.  The nominal value of the awards under each of the LPP and the AHPP was determined by the Committee, and the number of target performance share units was calculated as of the date of grant based upon the fair market value of Aon common stock as of such date.  Upon completion of the LPP Performance Period and the AHPP Performance Period, awards under each program will be determined and settled in shares of Aon common stock.

The Named Executive Officers were awarded the following number of target performance share units:

Name	Target LPP Performance Share Units	Target AHPP Performance Share Units

Gregory C. Case	161,632	-0-
Christa Davies	53,079	-0-
Russell P. Fradin	38,603	38,603
Stephen P. McGill(1)	173,712	-0-
Michael J. O’Connor	38,603	-0-
Baljit Dail	19,301	19,301

(1)   The number of target performance share units shown for Mr. McGill includes: (i) a grant of performance share units having a target value of $3 million as a regular annual long-term incentive award; and (ii) an additional grant of performance share units having a target value of $6 million pursuant to the terms of his employment agreement dated as of December 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: March 23, 2011